Exhibit 5.1

19 February 2010

Bunge Limited	DIRECT LINE:	+1 (441) 299 4997
50 Main Street	E-MAIL:	erik.gotfredsen@conyersdillandpearman.com
White Plains	OUR REF:	ELG/rd/338397/corpdoc.318638
New York 10606	YOUR REF:
U.S.A.

Dear Sirs:

Bunge Limited (the “Company”)

We have acted as special legal counsel in Bermuda to the Company, a company incorporated under the laws of Bermuda as an exempted company, in connection with the registration statement of the Company on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 19 February 2010 (the “Registration Statement”, which term does not include any other instrument, document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the offering from time to time by one or more selling shareholders (as described in the Registration Statement), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of common shares of the Company, par value US$0.01 per share (the “Common Shares”).

For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement.  We have also reviewed copies of the memorandum of association and the bye-laws of the Company, each certified by an Assistant Secretary of the Company on 19 February 2010 (together, the “Constitutional Documents”), copies of minutes of a meeting of the board of directors of the Company (the “Board”) held on 15 and 16 December 2009 (the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company has and will issue the

Common Shares in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of the Common Shares at the time of any issuance, (i) that shares of the Company will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the “Companies Act”), and the consent to the issue and free transfer of the Common Shares given by the Bermuda Monetary Authority as of 10 July 2001 will not have been revoked or amended at the time of any issuance or offering of any Common Shares, (j) that the form and terms of the Common Shares or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (k) that all necessary corporate action has been or will be taken to authorise and approve any issuance of the Common Shares by the Company, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting, contribution or similar agreements have been or will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (l) that the applicable definitive purchase, underwriting, contribution or similar agreements and any other agreements or other documents relating to any Common Share is or will be valid and binding in accordance with each of their terms pursuant to each of their governing law and that the Company in entering into any such agreements, has entered or is entering into such agreements pursuant to its business of acting as a holding company, (m) that the issuance and sale of and payment for any Common Shares has been or will be in accordance with the applicable definitive purchase, underwriting, contribution or similar agreements duly approved by the Board or a duly authorized committee thereof and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto), (n) that, upon the issue of any Common Shares by the Company, the Company has or will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof or will capitalize an amount equal to the par value of any such Common Shares from the Company’s share premium or other reserve accounts or funds otherwise available for distribution by applying such sum to pay up such Common Shares upon issuance thereof in accordance with the Constitutional Documents, (o) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled “Prospectuses and Public Offers”, (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Common Shares, and the due execution and delivery thereof by each party thereto, and (q) that none of the parties to such documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses.

The obligations of the Company in connection with any Common Share and any definitive purchase, underwriting, contribution or similar agreements and any other agreements or other documents relating to any Common Share (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.                                       The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                       Upon the due issuance of any Common Shares and payment of the consideration therefor, or capitalization of the par value thereof in accordance with the Constitutional Documents, such Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ CONYERS DILL & PEARMAN

CONYERS DILL & PEARMAN